UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2004

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2004, USEC Inc. (the "Company") entered into an agreement with Timothy B. Hansen, Senior Vice President, General Counsel and Secretary of the Company, relating to Mr. Hansen's resignation of employment with the Company. Mr. Hansen will resign effective December 1, 2004. Under the terms of the agreement, Mr. Hansen will receive a severance payment of $1,215,648 in two installments, continuation of benefits for a two year period, full vesting of restricted stock and options, and certain outplacement assistance, and the Company may request Mr. Hansen to serve as an unpaid consultant for a period of six months.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number -- 10.73

Description -- Severance Agreement and General Release, dated November 15, 2004, between USEC Inc. and Timothy B. Hansen, Senior Vice President, General Counsel and Secretary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

November 19, 2004	By:	/s/ Ellen C. Wolf

Name: Ellen C. Wolf
Title: Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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Exhibit Index

Exhibit No.	Description

10.73	Severance Agreement and General Release, dated November 15, 2004, between USEC Inc. and Timothy B. Hansen, Senior Vice President, General Counsel and Secretary.